Exhibit 99.1

IASIS Healthcare Announces First Quarter 2017 Results

FRANKLIN, Tenn.--(BUSINESS WIRE)--February 10, 2017--IASIS Healthcare® LLC (“IASIS” or the “Company”) today announced financial and operating results for the fiscal first quarter ended December 31, 2016.

Key Financial and Operating Results

Consolidated Financial and Operating Results – First Quarter Ended December 31, 2016 and 2015

Consolidated revenue for the first quarter ended December 31, 2016, totaled $839.9 million, an increase of 4.6% compared to $802.8 million in the prior year quarter. The consolidated revenue increase for the first quarter ended December 31, 2016, is comprised of 8.8% growth in premium, service and other revenue in the Company’s managed care operations and 2.0% growth in acute care revenue.

Net earnings from continuing operations for the first quarter ended December 31, 2016, totaled $2.2 million, compared to a net loss from continuing operations of $3.3 million in the prior year quarter. Adjusted EBITDA for the first quarter ended December 31, 2016, totaled $61.8 million, compared to $57.4 million in the prior year quarter.

“We are pleased with our first quarter results, which reflect solid improvement in EBITDA and continued growth across our acute and managed care business lines,” said IASIS Healthcare President and Chief Executive Officer W. Carl Whitmer. “In particular, our first quarter results reflect significant improvements at our managed care operations, resulting from our recent efforts to enhance clinical and cost efficiencies.”

Acute Care Operations – First Quarter Ended December 31, 2016 and 2015

For the first quarter ended December 31, 2016, acute care revenue totaled $499.2 million, an increase of 2.0% compared to the prior year quarter. Admissions increased 0.3% and adjusted admissions decreased 0.5%, each compared to the prior year quarter. Net patient revenue per adjusted admission for the first quarter ended December 31, 2016, increased 2.6% compared to the prior year quarter.

Managed Care Operations – First Quarter Ended December 31, 2016 and 2015

For the first quarter ended December 31, 2016, premium, service and other revenue in the Company’s managed care operations totaled $340.7 million, an increase of 8.8% compared to the prior year quarter. Total lives served across all managed care division product lines increased 8.5% compared to the prior year, with 681,300 lives served as of December 31, 2016. Excluding lives associated with the Arizona exchange plan, which the Company exited on January 1, 2017, total lives served increased 7.6%.

For the first quarter ended December 31, 2016, excluding the impact of the Arizona exchange plan, the medical loss ratio (“MLR”) was 85.3%, compared to 89.5% in the prior year quarter. On a sequential basis, excluding the impact of the Arizona exchange plan, the MLR was 91.7% for the fourth quarter ended September 30, 2016.

Effective October 1, 2016, the Company’s Arizona Medicaid plan received a 3.1% increase in capitation premium rates primarily as a result of recent medical cost trends, including the on-going increases in pharmacy costs. The state contract amendment, which provided for the increase in premium rates, also included certain program changes to the benefit structure for its members.

Cash Flow Analysis

Cash flows used in operating activities for the first quarter ended December 31, 2016, totaled $38.2 million, compared to $7.0 million in the prior year quarter. Operating cash flows for the first quarter ended December 31, 2016, were negatively impacted by the timing of expected funds associated with the Company’s participation in Medicaid supplemental reimbursement programs. Additionally, the prior year quarter ended December 31, 2015, was positively impacted by the timing of cash associated with the annual health insurer fee and the receipt of income tax refunds.

Information Systems Conversion

The Company is currently in the process of converting to new integrated clinical and revenue cycle systems, a project in which the Company expects to make significant investments through the 2019 fiscal year. During the first quarter ended December 31, 2016, the Company spent $18.0 million in cash associated with its conversion efforts, $4.2 million of which is included in cash flows used in operating activities, $8.3 million is included in cash flows used in investing activities and $5.5 million is included in cash flows used in financing activities. During the prior year quarter ended December 31, 2015, the Company spent $7.7 million in cash associated with its conversion efforts, $2.2 million of which is included in cash flows used in operating activities, $3.4 million of which is included in cash flows used in investing activities and $2.1 million of which is included in cash flows used in financing activities.

Conference Call

A listen-only simulcast and 30-day replay of IASIS’ first quarter 2017 conference call will be available by clicking the “Investors” link on the Company’s Web site at www.iasishealthcare.com beginning at 11:00 a.m. Eastern Time on February 10, 2017. A copy of this press release will also be available on the Company’s Web site.

IASIS Healthcare is a healthcare services company that seeks to deliver high-quality, cost-effective healthcare through a broad and differentiated set of capabilities and assets that include acute care hospitals with related patient access points and a diversified managed care risk platform. With total annual revenue of approximately $3.3 billion, IASIS, headquartered in Franklin, Tennessee, owns and operates 17 acute care hospitals, one behavioral hospital and multiple other access points, including 139 physician clinics, multiple outpatient surgical units, imaging centers, and investments in urgent care centers and on-site employer-based clinics. Health Choice, the Company’s managed care risk platform, delivers services to more than 681,300 covered lives through its multiple health plans, accountable care networks and agreements to serve as a management services organization (“MSO”) with third party insurers. For more information on IASIS, please visit the Company’s Web site at www.iasishealthcare.com.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the Company’s intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. These risk factors and uncertainties are more fully described in Part I, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016, as filed with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that the Company’s objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Adjusted EBITDA and normalized adjusted EBITDA are each non-GAAP financial measures. Adjusted EBITDA represents net earnings (loss) from continuing operations before net interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation, gain on disposal of assets, and management fees. Management fees represent monitoring and advisory fees paid to management companies affiliated with TPG and JLL. Normalized adjusted EBITDA represents adjusted EBITDA before losses associated with the Company’s Arizona health insurance marketplace exchange plan, IT conversion related costs, EHR settlements related to prior years, initial public offering, advisory and other legal and regulatory costs, costs associated with systems improvement efforts at the Company’s Houston operations, and pre-opening and start-up losses related to the opening of a new hospital campus. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of financial and operating performance for its business segments and on a consolidated basis and for incentive compensation purposes. In addition, management believes that the presentation of normalized adjusted EBITDA assists investors in evaluating the Company’s ongoing operational performance by excluding the impact of certain items that the Company believes may not be reflective of underlying business performance. Neither adjusted EBITDA nor normalized adjusted EBITDA should be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from such measures are significant components in understanding and assessing financial performance. Neither adjusted EBITDA nor normalized adjusted EBITDA should be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA and normalized adjusted EBITDA, as presented, differ from “adjusted EBITDA” as defined under the Company’s senior secured credit agreements and may not be comparable to similarly titled measures of other companies. A table describing adjusted EBITDA and normalized adjusted EBITDA and reconciling net earnings (loss) from continuing operations to adjusted EBITDA and normalized adjusted EBITDA is included later in this press release in the attached Supplemental Consolidated Statements of Operations Information.

IASIS HEALTHCARE LLC Consolidated Statements of Operations (Unaudited) (In Thousands)

	Quarter Ended December 31,
	2016	2015
Revenues
Acute care revenue before provision for bad debts	$602,177	$581,401
Less: Provision for bad debts	(102,988)	(91,815)
Acute care revenue	499,189	489,586
Premium, service and other revenue	340,692	313,262
Total revenue	839,881	802,848

Costs and expenses
Salaries and benefits (includes stock-based compensation of $1,055 and $1,607, respectively)	255,063	244,858
Supplies	89,529	84,851
Medical claims	276,054	266,707
Rentals and leases	21,802	21,332
Other operating expenses	137,505	129,750
Medicare and Medicaid EHR incentives	(771)	(442)
Interest expense, net	29,745	32,610
Depreciation and amortization	26,397	26,193
Management fees	1,250	1,250
Total costs and expenses	836,574	807,109

Earnings (loss) from continuing operations before gain on disposal of assets and income taxes	3,307	(4,261)
Gain on disposal of assets, net	305	488

Earnings (loss) from continuing operations before income taxes	3,612	(3,773)
Income tax expense (benefit)	1,375	(492)

Net earnings (loss) from continuing operations	2,237	(3,281)
Loss from discontinued operations, net of income taxes	(86)	(4,053)

Net earnings (loss)	2,151	(7,334)
Net earnings attributable to non-controlling interests	(3,901)	(2,801)

Net loss attributable to IASIS Healthcare LLC	$(1,750)	$(10,135)

IASIS HEALTHCARE LLC Consolidated Balance Sheets (Unaudited) (In Thousands)

	Dec. 31, 2016	Sept. 30, 2016

ASSETS

Current assets
Cash and cash equivalents	$270,252	$345,685
Accounts receivable, net	357,504	342,368
Inventories	67,154	65,042
Prepaid expenses and other current assets	179,979	143,048
Total current assets	874,889	896,143

Property and equipment, net	939,243	939,784
Goodwill	768,263	767,659
Other intangible assets, net	15,759	16,601
Other assets, net	49,399	49,283
Total assets	$2,647,553	$2,669,470

LIABILITIES AND EQUITY

Current liabilities
Accounts payable	$139,131	$143,415
Salaries and benefits payable	67,338	47,464
Accrued interest payable	10,237	27,831
Medical claims payable	181,526	167,024
Other accrued expenses and current liabilities	109,131	138,996
Current portion of long-term debt, capital leases and other long-term obligations	12,079	18,086
Total current liabilities	519,442	542,816

Long-term debt, capital leases and other long-term obligations	1,829,779	1,830,840
Deferred income taxes	92,540	91,633
Other long-term liabilities	91,232	90,295

Non-controlling interests with redemption rights	120,730	120,809

Equity
Member’s deficit	(24,327)	(23,247)
Non-controlling interests	18,157	16,324
Total equity	(6,170)	(6,923)
Total liabilities and equity	$2,647,553	$2,669,470

IASIS HEALTHCARE LLC Consolidated Statements of Cash Flows (Unaudited) (In Thousands)

	Quarter Ended December 31,
	2016	2015
Cash flows from operating activities
Net earnings (loss)	$2,151	$(7,334)
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Depreciation and amortization	26,397	26,193
Amortization of loan costs	1,934	1,971
Amortization of deferred gain from sale-leaseback	(624)	(624)
Change in physician minimum revenue guarantees	846	949
Stock-based compensation	1,055	1,607
Deferred income taxes	888	(3,088)
Gain on disposal of assets, net	(305)	(488)
Loss from discontinued operations, net	86	4,053
Changes in operating assets and liabilities, net of the effect of acquisitions and dispositions:
Accounts receivable, net	(14,851)	(22,431)
Inventories, prepaid expenses and other current assets	(39,496)	27,469
Accounts payable, other accrued expenses and other accrued liabilities	(16,171)	(35,644)
Net cash used in operating activities – continuing operations	(38,090)	(7,367)
Net cash provided by (used in) operating activities – discontinued operations	(86)	329
Net cash used in operating activities	(38,176)	(7,038)

Cash flows from investing activities
Purchases of property and equipment	(24,809)	(35,844)
Cash paid for acquisitions, net	(733)	(8,180)
Proceeds from sale of assets	5	157
Change in other assets, net	(573)	(1,082)
Net cash used in investing activities	(26,110)	(44,949)

Cash flows from financing activities
Payment of long-term debt, capital leases and other long-term obligations	(8,770)	(5,526)
Payment of debt financing costs	–	(245)
Cash paid for the repurchase of non-controlling interests	(79)	(860)
Distributions to non-controlling interests	(2,298)	(3,283)
Net cash used in financing activities	(11,147)	(9,914)

Change in cash and cash equivalents	(75,433)	(61,901)
Cash and cash equivalents at beginning of period	345,685	378,513
Cash and cash equivalents at end of period	$270,252	$316,612

Supplemental disclosure of cash flow information
Cash paid for interest	$48,198	$48,038
Cash received from income taxes, net	$2	$11,488
Supplemental disclosure of non-cash information
Financing obligation related to integrated clinical and revenue cycle systems conversion	$–	$23,409

IASIS HEALTHCARE LLC Consolidated Financial and Operating Data (Unaudited)

	Quarter Ended December 31,
	2016	2015
Acute care operations (1)
Number of hospital facilities at end of period	18	18
Licensed beds at end of period	3,581	3,581
Average length of stay (days)	5.0	4.9
Occupancy rates (average beds in service)	47.7%	46.4%
Admissions	25,545	25,460
Percentage change	0.3%
Adjusted admissions	48,489	48,718
Percentage change	(0.5)%
Patient days	127,318	123,888
Adjusted patient days	241,670	237,061
Surgeries	18,210	18,111
Emergency room visits	103,947	105,347
Outpatient revenue as a percentage of gross patient revenue	47.3%	47.7%

Managed care operations
Health plan lives (2)	524,000	503,500
MSO lives	95,900	91,100
Accountable care network lives	61,400	33,400
Total lives	681,300	628,000

Medical loss ratio (3)	85.2%	89.6%

(1) Includes St. Luke’s Behavioral Health Center in Phoenix, Arizona.
(2) Includes approximately 62,300 Health Choice Integrated Care Navajo Nation plan members who also receive health plan services through a state of Arizona Tribal Regional Behavioral Health Authority.

(3) Represents medical claims expense as a percentage of premium revenue, including claims paid to the Company’s hospitals. Includes the Company’s Arizona health insurance marketplace exchange plan business which the Company exited effective January 1, 2017.

IASIS HEALTHCARE LLC Supplemental Consolidated Statements of Operations Information (Unaudited) (In Thousands)

	Quarter Ended December 31,
	2016	2015
Consolidated Results
Net earnings (loss) from continuing operations	$ 2,237	$ (3,281)
Add:
Interest expense, net	29,745	32,610
Income tax expense (benefit)	1,375	(492)
Depreciation and amortization	26,397	26,193
Stock-based compensation	1,055	1,607
Gain on disposal of assets, net	(305)	(488)
Management fees	1,250	1,250
Adjusted EBITDA	61,754	57,399

Arizona exchange plan losses	–	476
Systems improvement costs associated with operation improvement efforts in Houston	1,091	3,104
Integrated clinical and revenue cycle systems conversion costs	2,392	916
EHR settlements related to prior years	–	1,373
Initial public offering, advisory and other legal and regulatory costs	324	946
Pre-opening and start-up costs related to opening of a new hospital campus	–	549
Normalized adjusted EBITDA	$ 65,561	$ 64,763

CONTACT:
IASIS Healthcare LLC
Investor Contact:
W. Carl Whitmer, 615-844-2747
President and Chief Executive Officer
or
John M. Doyle, 615-844-2747
Chief Financial Officer